UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2011

URBAN BARNS FOODS INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation or organization)

333-145897
Commission File Number

7170 Glover Drive
Milner, British Columbia, Canada V0X 1T0
(Address of principal executive offices)

Registrant’s telephone number, including area code:
604.888.0420

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

On January 31, 2011, the Board of Directors of Urban Barns Foods Inc., a Nevada corporation (the “Company”) and the shareholders of the Company approved the designation of 97,500,000 shares of Class A Common Stock and 2,500,000 shares of Class B Common Stock. On May 20, 2011, the Company filed an amendment to its articles of incorporation designating that of the authorized 100,000,000 shares of common stock, 97,500,000 shares would be designated as Class A Common Stock and 2,500,000 shares would be designated as Class B Common Stock. The shares of Class A Common Stock shall have equal ratable rights with the holders of the shares of Class B Common Stock in all of the Company’s assets available for distribution to the holders of the shares of Class A Common Stock and the holders of the shares of Class B Common Stock. Each share of Class B Common Stock is convertible at any time after the one-year anniversary of the issuance date of the shares of Class B Common Stock into twenty (20) fully paid and non-assessable shares of Class A Common Stock. The number of shares of Class A Common Stock into which the shares of Class B Common Stock are convertible are not subject to adjustment relating to any reorganization, merger or sale of assets, reclassification of securities, split, subdivision or combination shares. The holders of the shares of Class B Common Stock will have twenty (20) voting rights for each share of Class B Common Stock held of records.

The Amendment will not affect the number of the Company’s issued and outstanding common shares.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01   Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

3.1  Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 23, 2011		Urban Barns Foods Inc.
(Registrant)

	By:	/s/ Jacob Benne
Jacob Benne
President, Chief Executive Officer, Director